EXHIBIT 19
                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of MONEY MARKET OBLIGATIONS TRUST II and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/John F. Donahue            Chairman and TrusteeJanuary 10, 1997
John F. Donahue                (Chief Executive Officer)
/s/J. Christopher Donahue     President and TrusteeJanuary 10, 1997
J. Christopher Donahue


/s/John W. McGonigle          Treasurer, ExecutiveJanuary 10, 1997
John W. McGonigle               Vice President and
                                Secretary (Principal
                                Financial and
                                Accounting Officer)

/s/Thomas G. Bigley           Trustee            January 10, 1997
Thomas G. Bigley



/s/John T. Conroy, Jr.        Trustee            January 10, 1997
John T. Conroy, Jr.




SIGNATURES                    TITLE                          DATE



/s/William J. Copeland        Trustee            January 10, 1997
William J. Copeland



/s/James E. Dowd              Trustee            January 10, 1997
James E. Dowd


/s/Lawrence D. Ellis, M.D.    Trustee            January 10, 1997
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.    Trustee            January 10, 1997
Edward L. Flaherty, Jr.



/s/Peter E. Madden            Trustee            January 10, 1997
Peter E. Madden



/s/Gregor F. Meyer            Trustee            January 10, 1997
Gregor F. Meyer



/s/John E. Murray, Jr.        Trustee            January 10, 1997
John E. Murray, Jr.



/s/Wesley W. Posvar           Trustee            January 10, 1997
Wesley W. Posvar



/s/Marjorie P. Smuts          Trustee            January 10, 1997
Marjorie P. Smuts


/s/ Marie M. Hamm

Sworn to and subscribed before me this 10th day of January, 1997